Exhibit 10.28

AMERIPRISE FINANCIAL ANNUAL INCENTIVE AWARD PLAN

(Adopted effective as of September 30, 2005)

ARTICLE I

PURPOSE

The purpose of this Ameriprise Financial Annual Incentive Award Plan (the “Plan”) is to provide added incentive for those officers and key executives of Ameriprise Financial, Inc. (the “Company”) and its subsidiaries and affiliated companies who are in a position to make substantial contributions to the earnings and growth of these companies and to reward them collectively and individually for performance which contributes significantly toward such earnings and growth. The companies participating in this Plan include the Company and such subsidiaries and affiliated companies of the Company listed on Schedule A attached hereto, as such Schedule A may be amended by the Committee, in its sole discretion, from time to time (the “Participating Companies”).

ARTICLE II

ADMINISTRATION OF THE PLAN

This plan shall be administered by the Compensation and Benefits Committee of the Board of Directors of the Company (the “Committee”) as constituted from time to time, unless and until the Board of Directors of the Company provides otherwise.

The Committee shall be responsible for the general administration of the Plan. It shall also be responsible for the interpretation of the Plan and the determination of all questions arising hereunder. It shall have power to establish, interpret, enforce, amend and revoke from time to time such rules and regulations for the administration of the Plan and the conduct of its business as it deems appropriate. The Committee shall also have the power to delegate any of its authority under the Plan as allowed by law. Any action taken by the Committee within the scope of its authority shall be final and binding upon the Participating Companies, upon each and every person who participates in the Plan and any successors in interest of such persons, and any and all other persons claiming under or through any such person.

ARTICLE III

ANNUAL PERFORMANCE GOALS AND AWARD GUIDELINES

(a)                                  As soon as practicable at the beginning of each calendar year, the Committee shall determine the individual, division/group, Company, other Participating Company and/or other appropriate performance goals, and award guidelines for such year. In fixing such goals and guidelines, the Committee shall receive and consider the recommendations of the chief executive officer of the Company who, in turn, shall have received and considered the respective recommendations of other appropriate officers and executives of the Company and any of the other Participating Companies.

(b)                                 If the Committee finds, during the course of and with respect to any year, that any of the performance goals and/or award guidelines determined as herein above provided would not be justified for such year in the circumstances, it may in its sole discretion fix such performance goals and/or award guidelines for such year at such different levels as it deems appropriate.

ARTICLE IV

PARTICIPATION IN THE PLAN

(a)                                  Those eligible to participate for any calendar year shall include such key executives of the Participating Companies as shall be designated by the Committee. In designating such persons the Committee shall receive and consider the recommendations of the chief executive officer of the Company who, in turn, shall have received and considered the respective recommendations of other appropriate officers and executives of the Company and any of the other Participating Companies. However, the Committee shall have full authority to act in the matter and its determination shall be in all respects final and conclusive. Further, the Committee shall have full authority to delegate eligibility determination. Participants shall be designated prior to the beginning of the year or as soon as practicable thereafter, but new executives or executives whose duties and responsibilities have been materially increased during the year may be designated participants for such year at any time during the year. Designation as a participant shall not of itself entitle a person to an award under the Plan. The Committee has the sole discretion to consider an award (if any) for a participant in the event of termination, retirement, disability, death, or other individual circumstances. Participants must generally remain in continuous active employment with the Company or any other Participating Company (or any affiliate of the Company or such other Participating Company), through the end of the performance period (year end) and up until the payment date, and shall also make progress towards goals and fulfill Article VII. The Committee, upon recommendations provided by management, will approve to what extent, if any, payment of an award should be made if termination occurs after December 31, but before an actual payment date. No member of the Committee shall be eligible to participate in or receive awards or deferred payments of awards under the Plan.

(b)                                 The Committee may, by rules and regulations of general or specific application, establish one or more classes of awards, the payment of which shall, in whole or in part, be deferred and made at such later time or times, in a lump sum or in such installments, as the Committee shall prescribe, provided that the participant shall have fulfilled the conditions specified in Article VII hereof. At the time each year that an employee shall be designated as a participant in the Plan, or as soon as practicable thereafter, the Committee, in or without consultation with such employee, shall determine what proportion, if any, of any award that may be made to him for such year shall be paid to him immediately and what proportion shall consist of a class or classes of awards so established by the Committee. If the Committee shall have failed to make such a determination in the case of any participant for any year, the award to such participant shall be paid in cash as soon as practicable after the award shall be made.

ARTICLE V

DETERMINATION OF INCENTIVE AWARDS

(a)                                  As soon as practicable after the end of each calendar year, the Committee shall fix the amount of each award. The Committee shall also have the power to delegate to the chief executive officer of the Company the authority to approve individual awards and award changes for employees below the executive officer level. Notwithstanding the previous sentence, the Committee shall continue to approve annual awards for executive officers, and to approve the aggregate annual incentive awards for all plan participants below the executive officer level, subject to adjustment for delegated award changes after each February. In determining the aggregate annual incentive awards, the Committee, may approve the establishment of maximum award guidelines for employees of a Participating Company, division, business unit or other designated group, based upon specified Company and other applicable organizational performance goals subject to applicable past limitations. The Committee shall also have the authority to approve payments upon retirement and disability termination executive officers. In fixing such awards the Committee shall receive and consider the recommendations of the chief executive officer of the Company who, in turn, shall have received and considered the respective recommendations of other appropriate officers and executives of the Company and any of the other Participating Companies, as to whether and to what extent the individual, Participating Company, division/group, and/or Company performance goals have been met for such year, and as to where in the range of award guidelines each participant’s performance falls. Individual awards shall then be calculated based on the AIA award grid subject to available pool monies. If the employment of a participant shall have terminated during a calendar year for any reason, including, but without limitation, as the result of termination by a Participating Company without cause, he, or, in the event of his death, his widow, legal representatives, or such other person or persons, as the Committee may in its discretion select, may (but need not) be granted such award, if any, on such basis, as the Committee may in its discretion determine; provided, however, that if within two years following the occurrence of a Change in Control (as defined in the Ameriprise Financial 2005 Incentive Compensation Plan), a participant under the Plan experiences a termination of employment that would otherwise entitle him to receive the payment of severance benefits under the provisions of the severance plan that are in effect and that he participates in as of the date of such Change in Control, and is at Job Band 50 or higher on the date of such termination of employment, then such participant in the Plan shall, notwithstanding the provisions of Article III, be paid, within five days after the date of such termination of employment, a prorata award under the Plan equal to (i) (A) the average award paid or payable to such participant under the Plan (or any other annual incentive award program of the Company, any other Participating Company, or any of their respective subsidiaries at the time of such prior payment) for the two years prior to the Change in Control, or (B) if such participant has not received two such awards, the most recent award paid or payable (or target amount so payable if such participant has not previously received any such award) to such participant under the Plan (or any other annual incentive award program of the Company, any other Participating Company, or any of their respective subsidiaries at the time of such prior payment), multiplied by (ii) the number of full or partial months that have elapsed during the performance year under the Plan at the time of such termination of employment divided by 12, provided, further, that in the event such termination of employment occurs after the end of the performance year under the Plan but before the payment date under the Plan, then such participant shall also be paid, within five days after such termination of employment, an award under the Plan equal to (X) the average award paid or payable to such participant under the Plan (or any other annual incentive award program of the Company, any other Participating Company, or any of their respective subsidiaries at the time of such prior payment) for the two years prior to the Change in Control, or (Y) if such participant has not received two such awards, the most recent award paid or payable (or target amount so payable, if such participant has not previously received any such award) to such participant under the Plan (or any other annual incentive award program of the Company, any other Participating Company or any of their respective subsidiaries at the time of such prior payment).

(b)                                 The Committee, upon recommendations as provided by paragraph (a) of this Article, may also make special awards to a limited number of participants under the Plan. The chief executive officer of the Company may also authorize special awards under the Plan, at any time or times during the year, provided that any special awards authorized by the chief executive officer of the Company shall be reported to the Committee at its next regular meeting. These special awards shall be made in recognition of outstanding individual achievement.

(c)                                  Except for awards payable as a result of a Change in Control pursuant to section (a) above and except as otherwise determined by the Committee, no award to a single participant or employee for any year shall exceed (i) 200% of his total award guideline for such year, or (ii) 200% of his base salary for such year.

ARTICLE VI

PAYMENT OF INCENTIVE AWARDS

(a)                                  Each incentive award shall be paid as soon as practicable after the amount of the award shall have been determined, or at such subsequent time or times as the Committee shall determine. Such payment shall be made in cash unless the Committee shall, at any time or from time to time, according to rules and regulations of general application, provide for a different method of payment, in whole or in part, of incentive awards. Such payment may be made (i) by the issuance or transfer of securities or other property, including common shares or other securities of Ameriprise Financial, Inc., another corporation or of a regulated investment company or companies, subject to restrictions and requirements to assure compliance with the conditions set forth in Article VII hereof and elsewhere in the Plan and such other restrictions and requirements as the Committee shall prescribe, (ii) by undertaking to issue or transfer such securities or other property in the future, together with a sum or sums equal to dividend equivalents and other income equivalents earned thereon from the date of such undertaking until the date or dates of payment, (iii) in cash measured by the value of such securities or other property, or of a portfolio comprised of either securities or other property or both, together with dividend equivalents and other income equivalents earned thereon from the date that such measure has been established until the date or dates of payment, or (iv) by undertaking to pay cash in the future together with such additional amounts of income equivalents earned thereon until the date or dates of payment, such additional amounts to be determined by a measure established by the Committee in its discretion.

(b)                                 If any incentive award or installment thereof shall become payable by reason of or following the death of a participant or former participant, such award or installment shall be payable, at the same time or times and in the same manner as if such participant or former participant were alive, to such beneficiaries of the participant or former participant as he shall have designated in the manner described herein. If such participant or former participant shall have failed to designate any beneficiary, or if no such beneficiary shall survive him, then such payments shall be made to his legal representatives. With the approval of the Committee, a participant or former participant may designate one or more beneficiaries by executing and delivering to the Committee or its delegate written notice thereof at any time prior to his death, and may revoke or change the beneficiaries designated therein without their consent by written notices similarly executed and delivered to the Committee at any time and from time to time prior to his death.

(c)                                  Any Participating Company required to make payments under this Plan shall deduct and withhold from any such payment all amounts which its officers believe in good faith it is required to deduct or withhold pursuant to the laws of any jurisdiction whatsoever or, in the event that any such payment shall be made in securities, shall require that arrangements satisfactory to such Participating Company shall be made for the payment of all such amounts before such securities are delivered. No such Participating Company is required to pay any amount to the beneficiary or legal representatives of any former participant until such beneficiary or legal representatives shall have furnished evidence satisfactory to it of the payment or provision for the payment of all estate, transfer, inheritance and death taxes, if any, which may be payable with respect thereto.

(d)                                 The obligation of any Participating Company under the Plan to make deferred payments or awards when due is merely contractual and no amount credited to an account of a participant or former participant on the books of any Participating Company shall be deemed to be held in trust for such participant or former participant or for his beneficiary or legal representatives. Nothing contained in the Plan shall require any Participating Company under the Plan to segregate or earmark any cash or other property. Any securities or other property held or acquired by any such Participating Company specifically for use under the Plan or otherwise shall, unless and until transferred in accordance with the terms and conditions of the Plan, be and at all times remain the property of such Participating Company, irrespective of whether such securities or other property are entered in a special account for the purpose of the Plan, and such securities or other property shall at all times be and remain available for any corporate purpose.

(e)                                  Upon a deferral of the payment of an incentive award, the terms of such deferral and the payments thereunder shall be governed by the provision of the deferral plan where such deferral has been made.

ARTICLE VII

CONDITIONS AND FORFEITURES

(a)  In addition to any other condition that may be imposed by the Committee, the payment of all awards (or any part thereof) deferred under the Plan shall be contingent on the following:

(1)                                  The participant or former participant entitled thereto shall refrain from engaging (A) in any business or other activity which, in the judgment of the Committee, is competitive with any activity of any Participating Company or any affiliate thereof, in which he was engaged at any time during the last five years of his employment by a Participating Company or any affiliate thereof, or (B) in any business or other activity which is so competitive and of which he shall have special knowledge as the result of having been employed by the Participating Company or any affiliate thereof; and from counseling or otherwise assisting any person, firm or organization that is so engaged;

(2)                                  He shall not furnish, divulge or disclose to any unauthorized person, firm or other organization any trade secrets, information or data with respect to any Participating Company or any affiliate thereof, or any of their employees, that he shall have reason to believe is confidential;

(3)                                  He will make himself available for such consultation and advice concerning matters with respect to which he was familiar while employed by any Participating Company or affiliate as may reasonably be requested, taking fairly into consideration his age, health, residence and individual circumstances and the total amount of the payments that he is receiving, and shall render such assistance and cooperation (including testimony and depositions) in respect of matters of which he shall have knowledge, as may reasonably be requested in any action, proceeding or other dispute, pending or prospective, to which any Participating Company or affiliate may be a party or in which it may have an interest. The participant or former participant shall have no obligation to render any services after he shall have ceased to be an employee of the Participating Companies and affiliates thereof, except as may be required under this subparagraph, and the death of the participant or former participant, or the failure to call upon him for the rendition of services called for under this subparagraph, shall not in any way affect the right of the participant or former participant or his beneficiary or legal representatives, as the case may be, to receive any unpaid portion of any amounts payable to him;

(4)                                  His employment by any Participating Company, subsidiary or any affiliate thereof, shall not have terminated as a result of his gross negligence, willful misconduct or poor performance and he shall not, while employed by a Participating Company, subsidiary or affiliate, have engaged in conduct which, had it been known at the time, would have resulted, on grounds of gross negligence or willful misconduct, in the termination of his employment by the Participating Company, subsidiary or affiliate by which he had been employed.

(5)                                  If, in the judgment of the Committee, reasonably exercised, a participant or former participant shall have failed at any time to comply with any of the conditions set forth in paragraph (a) of this Article VII, the obligation of the Participating Company to make further payments to such participant or former participant or his beneficiary or legal representatives shall forthwith terminate, provided that no installment or amount delivered or paid prior to the date of any such determination by the Committee shall be required to be repaid.

(6)                                  No payment of any award under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any attempt so to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge the same shall be void. No payment of any award shall be subject to any jurisdictional payment requirement upon death or termination. No such payments shall be in any manner liable for or subject to the debts, contracts, liabilities, engagements or torts of the person entitled thereto, except as specifically provided in rules or regulations established by the Committee under the Plan; and in the event that any participant, former participant or beneficiary under the Plan becomes bankrupt or attempts to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge any such payment or a part thereof, then all such payments due him shall cease and in that event, the Participating Company shall hold and apply the same to or for his benefit or that of his spouse, children, or other dependents, or any of them, in such manner and in such proportions as the Committee, with the approval of the chief executive officer of such Participating Company, may deem proper.

ARTICLE VIII

PARTICIPATING COMPANIES

(a)                                  Any Participating Company may cease to be a Participating Company at any time and shall cease to be one upon delivering to the Committee certified copies of an appropriate resolution duly adopted by its Board of Directors terminating its participation in the Plan. If any Participating Company hereunder ceases to be a subsidiary, such corporation may continue to be a Participating Company hereunder only upon such terms and conditions as the Company and such corporation shall agree upon in writing. In no event shall the termination of a corporation’s participation in this Plan relieve it of obligations theretofore incurred by it under the Plan, except to the extent that the same have been assumed by another corporation pursuant to paragraph (b) of this Article VIII.

(b)                                 Any corporation which succeeds to all or any part of the business or assets of a Participating Company may, by appropriate resolution of its board of directors, adopt the Plan and shall thereupon succeed to such rights and assume such obligations under the Plan as such corporation, such Participating Company and the Company shall have agreed upon in writing.

(c)                                  For the purposes of this Article VIII the term “subsidiary” shall mean any corporation (other than the Company and any non-Participating Company specifically designated by the Committee) in one or more unbroken chains of corporations connected through stock ownership with the Company, if the Company directly or indirectly through one or more such chains owns stock possessing more than 50% of the total combined voting power of all classes of stock and more than 50% of each class of non-voting stock of such corporation.

ARTICLE IX

GENERAL PROVISIONS

(a)                                  No member of the Committee shall be liable for anything done or omitted to be done by him or by any other member of the Committee in connection with the Plan, unless such act or omission constitutes willful misconduct on his part.

(b)                                 The Board of Directors of the Company may amend this Plan in whole or in part from time to time, and may terminate it at any time, without prior notice to any interested party. The Board of Directors may delegate its amendment power to such individual or individuals as it deems appropriate in its sole discretion. The foregoing sentence to the contrary notwithstanding, for a period of two years and one day following a Change in Control, neither the Board of Directors nor the Committee may amend this Plan in a manner that is detrimental to the rights of any participant of the Plan without his or her written consent. No amendment or termination shall deprive any participant, former participant, beneficiary or legal representatives of a former participant of any right under this Plan as such right exists at the time of such amendment or termination, nor increase the obligations of any company that is or has been a Participating Company without its consent.

(c)                                  Nothing in this Plan shall be construed as giving any person employed by a company which is or has been a Participating Company the right to be retained in the employ of such company or any right to any payment whatsoever, except to the extent provided by the Plan. Each such company shall have the right to dismiss any employee at any time with or without cause and without liability for the effect which such dismissal might have upon him as a participant under the Plan.

(d)                                 The Plan shall not be deemed a substitute for any other employee benefit or compensation plans or arrangements that may now or hereafter be provided for employees. The Plan shall not preclude any group, division, subsidiary or affiliate of the Company, whether or not a Participating Company, from continuing or adopting one or more separate or additional such plans or arrangements for all or a defined class of the employees of such group, division, subsidiary or affiliate. Any payment under any such plan or arrangement may be made independently of the Plan.

(e)                                  By accepting any benefits under the Plan, each participant, each beneficiary and each person claiming under or through him shall be conclusively bound by any action or decision taken or made, or to be taken or to be made under the Plan, by the Company, the Board of Directors of the Company, or the Committee.

(f)                                    No provision of the Plan shall be given effect to the extent that such provision would cause any tax to become due under Section 409A of the Code.

(g)                                 The masculine pronoun means the feminine, the singular the plural, and vice versa wherever appropriate.

(h)                                 This Plan shall be governed by and construed in accordance with the laws of the State of New York.

Ameriprise Financial

Annual Incentive Award Plan

Schedule A

September 30, 2005

Participating Companies

•                  American Centurion Life Assurance Company

•                  Ameriprise Enterprise Investment Services, Inc.

•                  Ameriprise Financial Services Inc.

•                  RiverSource Investments, LLC

•                  RiverSource Client Service Corporation

•                  IDS Life Insurance Company

•                  IDS Life Insurance Company of New York

•                  IDS Property Casualty Insurance Company

•                  Ameriprise Trust Company